Exhibit 10.62

AMENDMENT TO INVESTOR AGREEMENT

This Agreement is made this 31st day of May, 2005 by and between FULL HOUSE RESORTS, INC. located at 4670 So. Fort Apache Road, Suite 190, Las Vegas, Nevada 89147 (hereinafter “FHRI”) and RAM ENTERTAINMENT, LLC with an address c/o Mark Knobel, 165 W. Liberty Street, Suite 210, Reno, Nevada 89501 (hereinafter “RAM”) and Gaming Entertainment (Michigan) LLC (hereinafter “GEM”).

RECITALS

A.	On or about February 15 2002, FHRI and RAM entered into an Investor Agreement (as amended to date, the “Investor Agreement”), which provides, among other things, that RAM will invest in certain projects of FHRI, including the development and management of a Native American gaming facility for Nottawaseppi Huron Band of Potawatomi Indians in Michigan (the Development Project” and the “Tribe”) subject to certain terms and conditions and that RAM will be a member of GEM.

B.	Pursuant to the Investor Agreement, RAM loaned FHRI the sum of $2,381,280.00 (the “Loan”) and RAM has advanced the funds to GEM to acquire certain real estate to be utilized in the Development Project.

C.	The Investor Agreement was amended by the parties on February 15, 2003 which provided, among other things, for the extension of the Note.

D.	The Loan is evidenced by a secured Promissory Note, dated February 15, 2002, which Promissory Note was replaced by a Secured Promissory Note, dated February 15, 2003 (the “Note”), in the principal sum of $2,381,280.00 executed by FHRI in favor of RAM.

E.	The Note is secured by (i) that certain Third Party Security Agreement, of even date therewith, by FHRI, as borrower, and RAM, as the secured party, thereunder (“Security Agreement”). The Note and Security Agreement, together with all other documents and instruments executed and delivered in connection with the Loan, as collectively referred to herein as the “Loan Documents”.

F.	Pursuant to the terms of the Note and the Investor Agreement, the Loan is convertible, in part, to a capital contribution in Gaming Entertainment (Michigan), LLC (“GEM”) upon the occurrence of two Investor Contingencies, as defined in the Investor Agreement.

G.	Neither Investor Contingency has yet occurred.

H.	Due to the delays in the Development Project, RAM has agreed to extend the maturity of the Note, which became due on November 15, 2004.

I.	FHRI and RAM have entered into an Amended Operating Agreement which governs GEM (“Operating Agreement”).

J.	As of December 10, 2004, FHRI and RAM entered into a certain Forbearance Agreement, by which the parties agreed to forbear from exercising any rights or remedies under the Investor Agreement and Loan Documents for a defined period of time.

K.	FHRI and RAM now desire to amend the Investor Agreement, Operating Agreement as Loan Documents in accordance with the terms of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises and obligations made herein and other good and valuable consideration the adequacy of which is admitted, the parties intending to be bound agree as follows:

1.	GENERAL PROVISIONS.

A.	The Recitals are incorporated herein by reference and are and shall be deemed to be a part of this Agreement as if fully set forth herein.

B.	The terms and conditions of the Investor Agreement, the Note and the Loan Documents be and hereby are amended and modified by the terms of this Agreement. To the extent that the terms of this Agreement are different from or inconsistent with the terms of the agreements and documents being amended and modified by this Agreement, the terms of this Agreement shall control and supersede such other inconsistent or different terms.

C.	To the extent that the terms of the Investor Agreement, the Note and the Loan Documents are not amended or modified by this Agreement, such terms shall remain in full force and effect.

D.	Any term not specifically defined herein shall be defined and have the meaning provided in the Investor Agreement.

E.	The parties will amend the Promissory Note, Loan Document and Operating Agreement consistent with this Agreement.

2.	FINANCING RESPONSIBILITIES.

A.	Notwithstanding any provisions of the Investment Agreement to the contrary (including without limitation Sections 5.1 and 5.2 the parties agree that commencing on January 1, 2005 and continuing until the occurrence of the Investor Contingencies, or the earlier conversion of a portion of the Initial Loan by RAM into a capital contribution in GEM, RAM shall pay one-half of the costs of the Development Project to a maximum of Eight Hundred Thousand Dollars ($800,000) in accordance with an approved budget and approved invoices or payment statements. FHRI shall submit invoices or payment statements approved for payment to RAM and, upon receipt, RAM shall forward to FHRI a sum equal to one-half of such invoices or payment statements.

B.	The parties agree FHRI will provide a detailed accounting of all funds expended by FHRI on behalf of GEM and whether the expense has been approved by the Tribe for repayment.

3.	PROMISSORY NOTE.

A.	The parties agree RAM hereby extends the maturity date of the Note to July 1, 2007, provided that (i) RAM reserves the right to further extend the maturity of the Note; (ii) the Note will convert in accordance with the Investor Agreement upon the occurrence of both Investor Contingencies and (iii) RAM reserves the right to convert the Note in accordance with the Investor Agreement at any time prior to the occurrence of one or both of the Investor Contingencies. If FHRI prepays the Note then interest on the principal balance shall cease to accrue but the unpaid interest shall remain payable and RAM shall not forfeit its interest in GEM.

B.	The parties agree interest on the Note has accrued since March 2004 and will continue to accrue without payment or penalty. Interest is to be paid to RAM as part of the Tribal Loan, if the Note is converted. Otherwise interest will be added to the principal amount and paid in conjunction with the payment of the principal.

4.	MISCELLANEOUS TERMS.

A.	Notwithstanding Section 2.3 of the Investor Agreement, the parties agree that any distributions from GEM and all profits will be shared equally by RAM and FHRI.

B.	Notwithstanding Sections 5.1 and 5.2, the parties agree that after the Investment Contingencies occur or are waived, the parties will be equally responsible for the cost and expenses of the Development Project if financing cannot be obtained.

C.	Notwithstanding Section 5.4 of the Investor Agreement, the parties agree that RAM shall not be entitled to receive 22.5% of the profits of GEM which would otherwise be allocable to Full House.

D.	Notwithstanding Section 5.6 of the Investor Agreement, the parties agree that FHRI shall not be liable for fifty percent (50%) of any unpaid and outstanding principal balance due to RAM under the Temporary Loan excluding the Note.

E.	RAM agrees that it will subordinate its security interest in the collateral to other borrowings by FHRI in an amount not to exceed a total of Three Million Dollars ($3,000,000.00), provided (i) such subordination does not affect or modify the maturity date of or RAM’s rights under the Note; (ii) any default by FHRI under the debt to which RAM’s security interest is subordinated shall constitute a default under the Security Agreement between FHRI and RAM; (iii) if annual revenues received by FHRI from its management of Midway Slots and Simulcast at Harrington Racetrack in Delaware fall below Two Million Dollars ($2,000,000.00) shall constitute an event of default under the Security Agreement between FHRI and RAM; (iv) customary lender covenants are to be included in any modification of the Security Agreement between FHRI and RAM, including without limitation, that FHRI shall provide to RAM quarterly financial statements and that FHRI will allow no other encumbrances on the collateral without RAM’s specific approval.

F.	RAM agrees that it will consider subordinating or replacing its security interest to other borrowings by FHRI provided that RAM’s interest remains adequately secured in RAM’s sole opinion.

G.	Notwithstanding Sections 2.2 and 2.5 of the Investor Agreement, the parties agree that all references to RAM forfeiting its interest in GEM shall be deleted.

H.	This Agreement shall be governed by the laws of the State of Nevada. The parties agree to amend the Investor Agreement to be governed by the laws of the State of Nevada.

In witness whereof the parties set their hands the date first set forth above.

FULL HOUSE RESORTS, INC.		RAM ENTERTAINMENT, LLC

By:	/s/ Barth Aaron	By:	/s/ Robert A. Mathewson
Printed Name:	Barth F. Aaron	Printed Name:	Robert A. Mathewson
Title:	Secretary	Title:	Principal

GAMING ENTERTAINMENT (MICHIGAN) LLC

By	Full House Resorts, Inc., Managing Member

By:	/s/ Barth Aaron
Printed Name:	Barth F. Aaron
Title:	Secretary

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